UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

Earth Science Tech, Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-55000	80-0961484
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

8000 NW 31st Street, Unit 19

Doral, FL 33122, USA

(Address of Principal Executive Offices including Zip Code)

(305) 615-2118

(Registrant’s Telephone Number, including Area Code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01	Other Events

On January 27, 2020 Earth Science Tech, Inc., a Nevada corporation (the “Company”) reached a confidential settlement with Majorca Group, Ltd (“Majorca”). The Receiver will withdraw its motion for injunction over the Majorca common and preferred shares.

The Settlement Agreement provides that Majorca Group, Ltd. and all relevant parties will, within 10 days of execution of the settlement agreement, return 18,000,000 common shares and 5,200,000 Series A Preferred Stock held by Majorca for cancellation. The Series A Preferred Stock class will be cancelled completely.

The remaining 6,520,000 common shares held by Majorca is subject to lockup agreement and thereafter, sales will be made only pursuant to a limited strict bleed-out agreement administered by a third party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2020
RECEIVER FOR Earth Science Tech, Inc.
CASE NO. A-18-784952-C
STRONGBOW ADVISORS, INC.

	By:	/s/ Robert Stevens
Robert Stevens
Receiver

Dated: January 27, 2020
Earth Science Tech, Inc.

	By:	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue, under the supervision and direction of Robert Stevens and Strongbow Advisors, Inc., receiver for Earth Science Tech, Inc Case No. A-18-784952-C
President, Director, & Chairman